Exhibit 99.1
FIDELITY D & D BANCORP, INC.
FOR IMMEDIATE RELEASE

Date: February 3, 2010

Contacts:
	Patrick J. Dempsey	Salvatore R. DeFrancesco, Jr.
	Chairman of the	Treasurer and
	Board	Chief Financial Officer
	570-342-8281	570-504-8000

FIDELITY D & D BANCORP, INC.
REPORTS 2009 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Dunmore, PA, Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, reported net income for the fourth quarter 2009 of $73,000 compared to $602,000 earned in the fourth quarter of 2008.  Earnings per share on a fully diluted basis for the fourth quarter 2009 totaled $0.04 compared to $0.30 reported for the prior year period.

“Although 2009 and the latest quarter continue to be challenging times for our industry, we are very pleased that we continue to exceed the current regulatory requirements as a “well capitalized” institution,” stated Patrick J. Dempsey, Chairman of the Board.  “We are committed to sound banking practices and it shows, such as the $26 million growth in deposits. During the fourth quarter, our experienced management team has focused its efforts on increased efficiencies in service to our customers and profitability for our shareholders.  We pride ourselves on superior customer service with the most cost-effective delivery systems.”

The year-over-year fourth quarter decline was primarily the result, before tax benefit, from an increase of $521,000 in FDIC insurance premiums, $515,000 in the provision for loan losses as well as $510,000 additional other-than-temporary impairment charges related to the investment in pooled trust preferred securities.  Compared to the third quarter 2009, credit related losses narrowed with less required provision for loan losses and fewer security impairment charges, net interest income benefited $200,000 primarily from less interest expense due to the payoff of long-term debt and furthermore, other operating expenses were reduced.

Net loss for the year ended December 31, 2009 was $1,400,000, or $0.67 per share, compared to net income of $3,636,000, or $1.76 per share, for the year ended December 31, 2008.  The decline in annual earnings resulted primarily from a $4,110,000 increase in provision for loan losses, additional other-than-temporary impairment charges of $2,864,000, plus increased FDIC insurance premiums of $1,046,000 and long-term debt prepayment interest costs that reduced net interest income by $505,000.

The increases in the provision for loan losses and impairment charges did not have a significant impact on the Bank's available liquidity or regulatory capital ratios, which exceed the current "well capitalized" regulatory requirements with a Total Risk Based Capital Ratio of 11.4%, Tier I Capital Ratio of 10.1% and Leverage Ratio of 9.7% as of December 31, 2009.

Net interest income was $5,126,000 for the quarter ended December 31, 2009, a 4% increase compared to the $4,908,000 recorded during the same quarter of 2008.  The year-over-year earning-asset yield reduction on interest-earning assets lagged the effect the current interest rate environment had from lowering rates on interest-bearing liabilities, which as a result, net interest income increased $218,000.  This net increase with a $12,405,000 reduction in average earning assets improved net interest margin to 3.99% for the fourth quarter of 2009, compared to 3.72% for same 2008 period.

Net interest income contracted for the year ended December 31, 2009, totaling $19,112,000 or a $165,000 decrease from $19,277,000 for 2008.  The cost reductions over the year from lowering rates on interest-bearing liabilities kept pace with the effect the current interest rate environment had on lowering earning-asset yields.  However, net interest income was negatively impacted by the prepayment interest costs of $505,000 from the third quarter early pay-off of long-term debt.  Net interest margin was 3.71% and 3.60% for 2009 and 2008, respectively.  The net interest margin increase was attributed to maintaining a stable level of net interest income while average earning assets decreased $14,530,000.

The provision for loan losses was $1,200,000 in the fourth quarter 2009 compared to $685,000 in the same 2008 period.  The Company recorded provision for loan losses of $5,050,000 for the 2009 year compared to $940,000 in 2008.  An increased provision was recorded from credit quality deterioration, primarily due to internally classified credit downgrades and commercial loan charge-offs.  The ratio of non-performing assets to total assets at December 31, 2009 increased 162 basis-points to 2.58% from 0.96% at December 31, 2008.  The ratio of non-accrual loans to net loans at December 31, 2009 increased 211 basis-points to 2.91%.  Net charge-offs were $2,222,000 in 2009 and $1,019,000 in 2008.  However, the allowance for loan losses ratio to total loans was 1.75% at December 31, 2009, up 67 basis points compared to 1.08% at December 31, 2008. The increased provision was also required to reinforce and fund the allowance for loan losses for heightened credit risks from a weakened economy and declining real estate values.

Total other income recorded for the quarter ended December 31, 2009 was $682,000 compared to $1,173,000 for the same quarter in 2008.   The decrease in noninterest income was primarily due to the $542,000 other-than-temporary impairment on two pooled trust preferred securities in the quarter ended December 31, 2009 compared to $32,000 in the previous year’s fourth quarter. The impairment charges recognized represent the expected credit loss on these pooled trust preferred securities.   In the event further interest deferrals and defaults take place within the pooled trust preferred portfolio, additional other-than-temporary impairment credit losses could be recognized through future earnings. Excluding the impairment charges, other noninterest income was $1,224,000 for the quarter ended December 31, 2009 compared to $1,205,000 for the quarter ended December 31, 2008.

Total other income in 2009 totaled $2,161,000 as compared to $4,578,000 for 2008.  Total other income decreased $2,417,000 in 2009, primarily from recognizing $2,864,000 additional other-than-temporary impairment charges, $271,000 less deposit service charge income and $178,000 in write-downs of foreclosed assets, all partially offset by $799,000 in added gains produced from mortgage banking services, compared to 2008. Excluding the impairment charges, other income would have been $5,461,000 for the year ended December 31, 2009 compared to $5,014,000 for the year ended December 31, 2008.

Total other operating expenses increased from $4,701,000 to $4,731,000 for the quarters ending December 31, 2008 and 2009, respectively.  The other operating expenses for the quarter increased primarily from recognizing $521,000 in FDIC insurance premiums partially offset by $152,000 less professional service fees and a $237,000 decline in salary and benefit expense.

Total other operating expenses increased $1,030,000, or 6%, from $18,211,000 in 2008 to $19,241,000 for the year ending December 31, 2009.  The increased operating expenses resulted principally from $1,046,000 higher FDIC insurance premiums and increased depreciation expense from the branch expansion in 2008, partially offset by less salary and benefit and advertising expenses.

Total assets as of December 31, 2009 were $556,017,000, a $19,702,000, or 3%, decrease from $575,719,000 at December 31, 2008.  This decline resulted from continuing a deleveraging process, by utilizing proceeds from sales of residential mortgage loans to pay down long-term debt. This allowed the Company access to higher available liquidity and to strengthen regulatory capital ratios.

At December 31, 2009, net total loans decreased overall by $13,083,000, or 3%, to $423,124,000; the investment portfolio decreased $7,657,000 to $76,530,000; total deposits increased 6%, or $25,682,000, to $458,994,000; short-term borrowings decreased $21,597,000 to $16,533,000 and long-term debt decreased $20,000,000 to $32,000,000 as of December 31, 2009.  Total shareholders’ equity declined $3,286,000, to $45,675,000 at December 31, 2009, from retained earnings absorbing the net loss and $2,078,000, or $1.00 per share, of cash dividends paid.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s eleven community banking offices.  The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

For more information please visit our investor relations web site through www.bankatfidelity.com.

Forward-Looking Statements

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•
the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•
the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in Mid Penn’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet;

•	technological changes;
•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan and lease losses and estimations of values of collateral and various financial assets and liabilities;
•	volatilities in the securities markets;
•	deteriorating economic conditions
•	acts of war or terrorism; and
•	disruption of credit and equity markets.

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Balance Sheets

At Period End:	December 31, 2009	December 31, 2008
Assets
Total cash and cash equivalents	$8,327,954	$12,771,147
Investment securities	76,529,998	84,187,579
Federal Home Loan Bank Stock	4,781,100	4,781,100
Loans and leases	431,919,022	441,036,694
Allowance for loan losses	(7,573,603)	(4,745,234)
Premises and equipment, net	15,361,810	16,056,362
Life insurance cash surrender value	9,117,156	8,807,784
Other assets	17,553,834	12,823,565

Total assets	$556,017,271	$575,718,997

Liabilities
Non-interest-bearing deposits	$70,890,578	$71,442,651
Interest-bearing deposits	388,103,880	361,869,281
Total deposits	458,994,458	433,311,932
Short-term borrowings	16,533,107	38,129,704
Long-term debt	32,000,000	52,000,000
Other liabilities	2,815,159	3,316,710
Total liabilities	510,342,724	526,758,346

Shareholders' equity	45,674,547	48,960,651

Total liabilities and shareholders' equity	$556,017,271	$575,718,997

Average Year-to-date Balances:	December 31, 2009	December 31, 2008
Assets
Total cash and cash equivalents	$15,812,533	$14,604,486
Investment securities	83,633,697	119,789,209
Loans and leases, net	426,927,977	416,437,846
Premises and equipment, net	15,674,301	13,803,903
Other assets	23,227,334	19,182,727

Total assets	$565,275,842	$583,818,171

Liabilities
Non-interest-bearing deposits	$70,285,476	$67,716,670
Interest-bearing deposits	388,304,096	371,583,475
Total deposits	458,589,572	439,300,145
Short-term borrowings and long-term debt	54,721,932	86,604,300
Other liabilities	3,827,831	4,504,215
Total liabilities	517,139,335	530,408,660

Shareholders' equity	48,136,507	53,409,511

Total liabilities and shareholders' equity	$565,275,842	$583,818,171

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended		Twelve Months Ended
	Dec. 31, 2009	Dec. 31, 2008	Dec. 31, 2009	Dec. 31, 2008
Interest income
Loans and leases	$6,277,617	$6,911,146	$25,969,544	$27,564,288
Securities and other	895,244	1,272,950	3,939,729	6,397,146

Total interest income	7,172,861	8,184,096	29,909,273	33,961,434

Interest expense
Deposits	1,616,269	2,454,253	7,895,576	11,118,194
Borrowings and debt	430,394	821,689	2,901,278	3,565,939

Total interest expense	2,046,663	3,275,942	10,796,854	14,684,133

Net interest income	5,126,198	4,908,154	19,112,419	19,277,301

Provision for loan losses	1,200,000	685,000	5,050,000	940,000
Other income	682,112	1,172,647	2,161,187	4,578,301
Other expenses	4,731,054	4,700,740	19,241,125	18,210,683
(Credit) provision for income taxes	(196,008)	93,121	(1,617,314)	1,068,971
Net income (loss)	$73,264	$601,940	$(1,400,205)	$3,635,948

	Three Months Ended

	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008
Interest income
Loans and leases	$6,277,617	$6,546,053	$6,470,352	$6,675,522	$6,911,146
Securities and other	895,244	907,433	985,161	1,151,891	1,272,950

Total interest income	7,172,861	7,453,486	7,455,513	7,827,413	8,184,096

Interest expense
Deposits	1,616,269	1,949,402	2,138,133	2,191,772	2,454,253
Borrowings and debt	430,394	1,083,252	576,811	810,821	821,689

Total interest expense	2,046,663	3,032,654	2,714,944	3,002,593	3,275,942

Net interest income	5,126,198	4,420,832	4,740,569	4,824,820	4,908,154

Provision for loan losses	1,200,000	3,125,000	300,000	425,000	685,000
Other income (loss)	682,112	(1,292,556)	1,458,269	1,313,362	1,172,647
Other expenses	4,731,054	5,109,295	4,738,834	4,661,942	4,700,740
(Credit) provision for income taxes	(196,008)	(1,895,339)	247,851	226,182	93,121
Net income (loss)	$73,264	$(3,210,680)	$912,153	$825,058	$601,940

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Balance Sheets

At Period End:	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008
Assets
Total cash and cash equivalents	$8,327,954	$17,632,181	$15,569,573	$20,800,732	$12,771,147
Investment securities	76,529,998	83,142,117	77,319,094	78,949,503	84,187,579
Federal Home Loan Bank Stock	4,781,100	4,781,100	4,781,100	4,781,100	4,781,100
Loans and leases	431,919,022	428,439,731	427,432,128	426,269,981	441,036,694
Allowance for loan losses	(7,573,603)	(6,724,857)	(5,215,736)	(5,097,641)	(4,745,234)
Premises and equipment, net	15,361,810	15,514,474	15,544,799	15,871,074	16,056,362
Life insurance cash surrender value	9,117,156	9,038,561	8,962,081	8,886,844	8,807,784
Other assets	17,553,834	14,176,127	16,061,169	16,323,980	12,823,565

Total assets	$556,017,271	$565,999,434	$560,454,208	$566,785,573	$575,718,997

Average Quarterly Balances:	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008
Assets
Total cash and cash equivalents	$11,236,021	$16,582,979	$22,538,111	$12,902,871	$11,389,500
Investment securities	83,854,397	85,599,872	78,537,567	86,550,978	90,153,057
Loans and leases, net	425,502,519	425,582,260	422,830,387	433,903,852	434,511,745
Premises and equipment, net	15,402,408	15,503,416	15,751,986	16,048,369	15,948,591
Other assets	23,514,032	22,723,241	23,783,296	22,889,530	21,628,663

Total assets	$559,509,377	$565,991,768	$563,441,347	$572,295,600	$573,631,556

Liabilities
Non-interest-bearing deposits	$73,674,479	$70,412,455	$68,908,889	$68,083,243	$69,665,796
Interest-bearing deposits	390,741,705	391,990,603	389,822,588	380,508,523	366,709,783
Total deposits	464,416,184	462,403,058	458,731,477	448,591,766	436,375,579
Short-term borrowings and long-term debt	44,159,415	50,011,878	52,414,957	72,666,503	83,447,025
Other liabilities	3,465,228	4,102,285	4,372,934	3,366,585	4,093,554
Total liabilities	512,040,827	516,517,221	515,519,368	524,624,854	523,916,158

Shareholders' equity	47,468,550	49,474,547	47,921,979	47,670,746	49,715,398

Total liabilities and shareholders' equity	$559,509,377	$565,991,768	$563,441,347	$572,295,600	$573,631,556

FIDELITY D & D BANCORP, INC.
Selected Financial Ratios and Other Data

	Three Months Ended
	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008
Selected returns and financial ratios
Diluted earnings (loss) per share	$0.04	$(1.55)	$0.44	$0.40	$0.30
Dividends per share	$0.25	$0.25	$0.25	$0.25	$0.25
Yield on interest-earning assets (FTE)	5.52%	5.67%	5.74%	5.97%	6.13%
Cost of interest-bearing liabilities	1.87%	2.72%	2.46%	2.69%	2.90%
Net interest spread	3.65%	2.95%	3.28%	3.28%	3.23%
Net interest margin	3.99%	3.43%	3.70%	3.73%	3.72%
Return on average assets	0.05%	-2.25%	0.65%	0.58%	0.42%
Return on average equity	0.61%	-25.75%	7.63%	7.02%	4.82%
Efficiency ratio	72.76%	77.39%	70.16%	70.33%	73.33%
Expense ratio	2.50%	2.67%	2.16%	2.15%	2.35%

	Twelve Months Ended
	Dec. 31, 2009	Dec. 31, 2008
Diluted (loss) earnings per share	$(0.67)	$1.76
Dividends per share	$1.00	$1.00
Yield on interest-earning assets (FTE)	5.72%	6.27%
Cost of interest-bearing liabilities	2.44%	3.20%
Net interest spread	3.28%	3.07%
Net interest margin	3.71%	3.60%
Return on average assets	-0.25%	0.62%
Return on average equity	-2.91%	6.81%
Efficiency ratio	72.51%	72.98%
Expense ratio	2.37%	2.25%

Other data
	Dec. 31, 2009		Sep. 30, 2009		Jun. 30, 2009		Mar. 31, 2009		Dec. 31, 2008
Book value per share	$21.69		$23.01		$23.59		$21.94		$23.73
Equity to assets	8.21%		8.51%		8.76%		8.02%		8.50%
Allowance for loan losses to:
Total loans	1.75%		1.57%		1.22%		1.20%		1.08%
Non-accrual loans	0.61	x	0.85	x	0.70	x	0.70	x	1.36	x
Non-accrual loans to net loans	2.91%		1.87%		1.75%		1.72%		0.80%
Non-performing assets to total assets	2.58%		1.81%		1.57%		1.56%		0.96%